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                                                                      Exhibit 11

                                ROCK-TENN COMPANY
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Three Months Ended               Six Months Ended
                                                     March 31,         March 31,      March 31,       March 31,
                                                       1997              1996           1997            1996
-------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE

Net income (loss)                                     $ (7,191)        $12,267        $   208        $24,052
                                                      ========         =======        =======        =======

Average common shares outstanding                       33,266          33,194         33,218         33,178

Average common shares outstanding including
   common equivalent shares                             33,266          33,978         34,114         33,954

Primary earnings (loss) per common share              $  (0.22)        $  0.37        $  0.01        $  0.72

Primary earnings (loss) per common and
   common equivalent share                            $  (0.22)        $  0.36        $  0.01        $  0.71
                                                      ========         =======        =======        =======



FULLY DILUTED EARNINGS (LOSS) PER SHARE

Net income (loss)                                     $ (7,191)        $12,267        $   208        $24,052
                                                      ========         =======        =======        =======

Average common shares outstanding                       33,266          33,194         33,218         33,178

Average common shares outstanding including
     common equivalent shares                           33,266          33,994         34,114         33,979

Fully diluted earnings (loss) per common share        $  (0.22)        $  0.37        $  0.01        $  0.72

Fully diluted earnings (loss) per common and
     common equivalent share                          $  (0.22)        $  0.36        $  0.01        $  0.71
                                                      ========         =======        =======        =======



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